EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, Ga., Jan. 26, 2018 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $579,000, or $0.07 per diluted share for the fourth quarter of 2017 compared to $1,883,000, or $0.22 per diluted share for the comparable 2016 period, while net income available to shareholders for the twelve month period ended December 31, 2017 was $7,540,000, or $0.87 per diluted share compared to $7,180,000, or $0.84 per share for the comparable 2016 period.  During the quarter earnings were negatively impacted $2,041,000, or $0.24 per share due to additional income tax expense resulting from a one-time write down of deferred assets.  As a result of the Tax Reform Act signed by President Trump on December 22, 2017, FASB accounting standards required public companies to write down deferred tax assets to the new tax rate of 21% compared to the old rate of 35%.  Excluding the one-time tax adjustment, earnings for the quarter would have been $2,620,000, or $0.30 per share, while year to date earnings would have been $9,581,000 or $1.11 per share.  Though we were impacted this quarter by the one-time expense to earnings, the lower tax rates will be very positive for future earnings.  Earnings were positively impacted by an increase in net interest income and noninterest income and a reduction in preferred stock dividends and loan loss provision.  “We are pleased to report an outstanding year for Colony, said Ed Loomis, President and Chief Executive Officer.  Excluding the one-time tax adjustment, earnings was 33.44 percent over the prior year, capital remains well-capitalized with all regulatory requirements and asset quality reflects continued improvement from a year ago.   As we look forward to 2018, the new tax reform will result in improved earnings due to the lower tax rate.  We continue to explore options to improve operating efficiencies and to increase loan growth, which in turn will further enhance shareholder value.”

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as “well-capitalized” by regulatory benchmarks.  At December 31, 2017, the Company’s tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.89 percent, 14.64 percent,15.56 percent and 11.78 percent, respectively, compared to 10.29 percent, 15.50 percent, 16.64 percent  and 11.32 percent, respectively, at December 31, 2016.  The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized.”

Net Interest Margin

During the fourth quarter of 2017, the Company reported net interest income of $9.92 million and a net interest margin of 3.50 percent compared to $9.57 million and 3.48 percent, respectively, for fourth quarter 2016, while net interest income YTD 2017 was $39.04 million and a net interest margin of 3.46 percent compared to $38.11 million and 3.51 percent, respectively, for the same comparable period  in 2016.  As we shift more dollars out of lower yielding investments into higher yielding loans, we should realize net interest margin improvement.   Our focus in 2018 will be on loan and deposit pricing along with loan growth to maintain or improve its’ net interest margin.

Asset Quality

Asset quality remains solid with marked improvement from a year ago.  Substandard assets that include non-performing assets totaled $26.19 million at December 31, 2017 compared to $33.23 million at December 31, 2016.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 20.18 percent at December 31,2017compared to 25.67 percent a year ago.  Non-performing assets decreased significantly from the year ago period to $11.76 million or 1.53 percent of total loans and other real estate owned as of December 31, 2017.  This compares to $18.79 million or 2.47 percent at December 31, 2016.

Other real estate (“OREO”) totaled $4.26 million at December 31, 2017 compared to $6.44 million at December 31, 2016.   Though these levels remain slightly elevated, we continue to work diligently to dispose these properties at fair value.  There are several pending transactions that we anticipate closing in the near future to further reduce our OREO holdings.

In the fourth quarter of 2017 net charge-offs were $525 thousand, or 0.07 percent of average loans as compared to net charge-offs of $280 thousand, or 0.04 percent of average loans in fourth quarter 2016, while YTD 2017 net charge-offs were $1,806 thousand, or 0.24 percent of average loans compared to $743 thousand, or 0.10 percent of average loans for the comparable 2016 period.  The loan loss reserve was $7.51 million or 0.98 percent of total loans on December 31, 2017 compared to $8.92 million or 1.18 percent at December 31, 2016.  Loan loss reserve methodology resulted in $55 thousand  loan loss provision for three months ended December 31, 2017  compared to no provision for the comparable 2016 period, while YTD 2017 provision for loan losses was $390 thousand compared to $1,062 thousand for the comparable 2016 period.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for twelve months ended December 31, 2017 was $9.73 million compared to $9.55 million in the comparable 2016 period, or an increase of 1.89 percent.  Secondary mortgage fee income increased $177 thousand or 25.95 percent, service charges on deposits increased $160 thousand or 3.71 percent and debit card interchange fees increased $179 thousand or 7.41 percent to primarily account for the increase.  Offset to these increases was gains on the sale of securities in 2016 of $385 thousand compared to no gains in 2017.

Noninterest Expense

Total noninterest expense decreased in the comparable periods as noninterest expense for twelve months ended December 31, 2017 was $33.86 million compared to $34.07 million for the comparable 2016 period, or an decrease of 0.63 percent.  Salaries and employee benefit expenses increased 4.00 percent, occupancy expense remained flat and other noninterest expense decreased 8.01 percent for the comparable periods.  The efficiency ratio improved to 69.19 percent for twelve months ended December 31, 2017 compared to 71.81 percent for the comparable 2016 period.   The company continues to explore opportunities to improve its’ operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-seven offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Columbus, Cordele, Douglas, Eastman,
Fitzgerald, Leesburg, Moultrie, Quitman, Rochelle, Savannah, Soperton, Statesboro, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	December 31, 2017	December 31, 2016	December 31, 2015
	(unaudited)	(audited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$23,145	$28,822	$22,257
Interest-Bearing Deposits	34,668	46,345	38,615
Investment Securities
Available for Sale, at Fair Value	354,247	323,658	296,149
Federal Home Loan Bank Stock, at Cost	3,043	3,010	2,731
Loans	765,284	754,283	758,636
Allowance for Loan Losses	(7,507)	(8,923)	(8,604)
Unearned Interest and Fees	(495)	(361)	(357)
	757,282	744,999	749,675
Premises and Equipment	27,639	27,969	26,454
Other Real Estate	4,256	6,439	8,839
Other Intangible Assets	45	81	116
Other Assets	28,430	29,119	29,313
Total Assets	$1,232,755	$1,210,442	$1,174,149

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$190,929	$159,059	$133,886
Interest-Bearing	877,057	885,298	877,668
	1,067,986	1,044,357	1,011,554
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	47,500	46,000	40,000
	71,729	70,229	64,229

Other Liabilities	2,717	2,468	2,909

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share;
Authorized 10,000,000 Shares, Issued 0 Shares
as of Dec. 31, 2017, 9,360 as of Dec. 31, 2016 and
18,021 as of Dec. 31, 2015, Respectively	-	9,360	18,021
Common Stock, Par Value $1 a share; Authorized
20,000,000 Shares, Issued 8,439,258 Shares as of
Dec. 31, 2017, Dec. 31, 2016 and Dec. 31, 2015
Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	59,231	51,466	44,286
Accumulated Other Comprehensive Loss, Net of Tax	(6,492)	(5,022)	(4,434)
	90,323	93,388	95,457
Total Liabilities and Stockholders' Equity	$1,232,755	$1,210,442	$1,174,149

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
	(unaudited)	(audited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$9,730	$9,808	$38,614	$38,943
Deposits with Other Banks	66	45	232	124
Investment Securities
U.S. Government Agencies	1,786	1,286	6,718	5,264
State, County and Municipal	28	30	115	127
Corporate Debt	29	-	88	-
Dividends on Other Investments	41	34	150	131
	11,680	11,203	45,917	44,589
Interest Expense
Deposits	1,199	1,201	4,758	4,781
Federal Funds Purchased	-	1	3	1
Borrowed Money	558	432	2,112	1,701
	1,757	1,634	6,873	6,483
Net Interest Income	9,923	9,569	39,044	38,106
Provision for Loan Losses	55	-	390	1,062
Net Interest Income After Provision for Loan Losses	9,868	9,569	38,654	37,044

Noninterest Income
Service Charges on Deposits	1,152	1,122	4,467	4,307
Other Service Charges, Commissions and Fees	740	698	3,040	2,802
Mortgage Fee Income	230	175	859	682
Securities Gains (Losses)	-	-	-	385
Other	394	397	1,368	1,377
	2,516	2,392	9,734	9,553
Noninterest Expense
Salaries and Employee Benefits	4,756	4,658	19,223	18,483
Occupancy and Equipment	983	1,003	3,948	3,970
Other	2,713	3,169	10,689	11,620
	8,452	8,830	33,860	34,073

Income Before Income Taxes	3,932	3,131	14,528	12,524
Income Taxes	3,353	944	6,777	3,851
Net Income	579	2,187	7,751	8,673

Preferred Stock Dividends	-	304	211	1,493

Net Income Available to Common Shareholders (1)	$579	$1,883	$7,540	$7,180
Net Income Per Share of Common Stock
Basic	$0.07	$0.22	$0.89	$0.85
Diluted	$0.07	$0.22	$0.87	$0.84
Cash Dividends Declared Per Share	$0.025	$-	$0.100	-
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,639,258	8,553,937	8,633,581	8,513,295

(1) Excluding one-time tax adjustment for deferred taxes, net income would have been $2,620, or $0.30 per share and
$9,581, or $1.11 per share, respectively, for fourth quarter 2017 and YTD 2017.

COLONY BANKCORP, INC
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Net Interest Income	$ 9,923	$ 9,569	$ 39,044	$ 38,106
Provision for Loan Losses	55	-	390	1,062
Non-interest Income	2,516	2,392	9,734	9,553
Non-interest Expense	8,452	8,830	33,860	34,073
Income Taxes	3,353	944	6,777	3,851
Net Income	579	2,187	7,751	8,673
Preferred Stock Dividend	-	304	211	1,493
Net Income Available to
Common Shareholders **	579	1,883	7,540	7,180
** Excluding one-time tax adjustment for deferred taxes, net income would have been $2,620 and $9,581, respectively, for fourth quarter 2017 and YTD 2017.

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,639,258	8,553,937	8,633,581	8,513,295
Earnings Per Basic Share (b)	$0.07	$0.22	$0.89	$0.85
Earnings Per Diluted Share (b)**	$0.07	$0.22	$0.87	$0.84
Cash Dividends Declared Per Share	$0.025	-	$0.100	-
Common Book Value Per Share	$10.70	$9.96	$10.70	$9.96
Tangible Common Book Value Per Share	$10.70	$9.95	$10.70	$9.95
** Excluding one-time tax adjustment for deferred taxes, earnings per diluted share would have been $0.30 and $1.11, respectively, for fourth quarter 2017 and YTD 2017.

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Net Interest Margin (a)	3.50%	3.48%	3.46%	3.51%
Return on Average Assets (b)**	0.19%	0.64%	0.63%	0.62%
Return on Average Total Equity (b)**	2.52%	7.60%	8.28%	7.17%
Efficiency (c)	67.71%	73.57%	69.19%	71.81%

**Excluding one-time tax adjustment for deferred taxes, return on average assets would have been 0.87% and 0.80%, respectively for fourth quarter 2017 and YTD 2017.  Return on average total equity would have been 11.41% and 10.52%, respectively, for fourth quarter 2017 and YTD 2017.

(1)  Annualized
(a)  Computed using fully taxable-equivalent net income
(b)  Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-
       equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	12/31/2017	12/31/2016
Total Assets	$1,232,755	$1,210,442
Loans, Net of Reserves	757,281	744,999
Allowance for Loan Losses	7,507	8,923
Intangible Assets	45	81
Deposits	1,067,986	1,044,357
Common Shareholders' Equity	90,323	84,028
Common Equity to Total Assets	7.33%	6.94%
Total Equity	90,323	93,388
Total Equity to Total Assets	7.33%	7.71%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Total Assets	$1,211,440	$1,182,003	$1,200,631	$1,163,863
Loans, Net of Reserves	760,830	760,170	754,112	751,778
Deposits	1,040,208	1,009,258	1,030,485	993,705
Common Shareholders' Equity	91,884	85,787	91,045	83,579
Total Equity	91,884	99,169	91,045	100,114

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Nonperforming Loans	$7,503	$12,350	$7,503	$12,350
Nonperforming Assets	11,759	18,789	11,759	18,789
Substandard Assets	26,189	33,227	26,189	33,227
Net Loan Chg-offs (Recoveries)	525	280	1,806	743
Reserve for Loan Loss to Total Loans	0.98%	1.18%	0.98%	1.18%
Reserve for Loan Loss to Non- performing Loans	100.07%	72.25%	100.07%	72.25%
Reserve for Loan Loss to Non-performing Assets	63.85%	47.49%	63.85%	47.49%
Net Loan Chg-offs (Recoveries)
to Avg. Total Loans	0.07%	0.04%	0.24%	0.10%
Nonperforming Loans to Total Loans	0.98%	1.64%	0.98%	1.64%
Nonperforming Assets to Total Assets	0.95%	1.55%	0.95%	1.55%
Nonperforming Assets to Total Loans
And Other Real Estate	1.53%	2.47%	1.53%	2.47%
Substandard Assets to Tier One Capital
and Allowance for Loan Losses	20.18%	25.67%	20.18%	25.67%

Quarterly Comparative Data (in thousands, except per share data)

	4Q2017	3Q2017	2Q2017	1Q2017	4Q2016
Assets	$1,232,755	$1,195,393	$1,198,449	$1,208,765	$1,210,442
Loans	757,281	761,639	767,069	751,056	744,999
Deposits	1,067,986	1,020,263	1,026,538	1,044,231	1,044,357
Common Shareholders’ Equity	90,323	91,602	88,992	85,861	84,028
Total Equity	90,323	91,602	88,992	85,861	93,388
Net Income	579	2,622	2,433	2,117	2,187
Net Income Available to
Common Shareholders**	579	2,622	2,433	1,906	1,883
Net Income Per Basic Share**	0.07	0.31	0.29	0.23	0.22

Key Performance Ratios	4Q2017	3Q2017	2Q2017	1Q2017	4Q2016
Return on Average Assets (1)	0.19%	0.88%	0.81%	0.63%	0.64%
Return on Average Total Equity (1)	2.52%	11.57%	11.10%	8.11%	7.60%
Common Equity to Total Assets	7.33%	7.66%	7.43%	7.10%	6.94%
Total Equity to Total Assets	7.33%	7.66%	7.43%	7.10%	7.71%
Net Interest Margin	3.50%	3.50%	3.49%	3.35%	3.48%

(1) Computed using net income available to shareholders
**Excluding one-time tax adjustment for deferred taxes, net income available to shareholders would be $2,620, or $0.31 per basic share.

Contact: Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)